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                                                                     EXHIBIT J.4

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees
Colorado BondShares A Tax-Exempt Fund:

  We consent to the use of our report dated November 3, 1998 incorporated by reference into this Registration Statement and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Custodian and Auditors" in the Statement of Additional Information.

                                                     /s/ KPMG LLP

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                                                         KPMG LLP

Denver, Colorado
January 28, 1999